exhibit 10.8

Kura Oncology, Inc.

Amendment to Executive Employment Agreement

for

Stephen Dale

This Amendment to Executive Employment Agreement (the “Agreement”), entered into between Kura Oncology, Inc. (the “Company”) and Stephen Dale, M.D. (the “Executive”) (collectively, the “Parties”), is effective as of February 22, 2021 (the “Effective Date”).

Whereas, the Company and Executive entered into an  Executive Employment Agreement dated as of July 22, 2020 (the “Original Agreement”); and

Whereas, Executive and Company wish to amend the Original Agreement.

Now, Therefore, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. The first sentence of Section 2.1 of the Original Agreement is hereby amended, and as so amended, shall read in its entirety as follows:

“For services rendered to the Company by Executive hereunder from and after February 16, 2021, Executive will receive a base salary at the rate of £355,285.00 per year (the “Base Salary”) payable in installments in accordance with the Company’s regular payroll schedule.”

2.Section 10.1 of the Original Agreement is hereby amended, and as so amended, shall read in its entirety as follows:

“10  Cash Payments.

From and after February 16, 2021, the Company shall provide for the cash payments made under or in connection with this Agreement (including Executive’s base salary, Annual Bonus and approved expense reimbursement) to be made at the times and in a manner reasonably consistent with Company policy and practice such that Executive shall receive such payments in Pounds Sterling after any deductions for income tax, national insurance contributions and other deductions required by law.”

3. The Company also agrees to pay, promptly after the Effective Date hereof, a one- time payment of £7,521.61 to Executive subject to applicable tax deductions, national insurance contributions and any other deductions required by law.

In Witness Whereof, the Parties have executed this Agreement on the day and year first written above.

Kura Oncology, Inc.

By:	/s/ Troy Wilson
Name:	Troy Wilson
Title:	President and Chief Executive Officer

Executive

/s/ Stephen Dale
Stephen Dale, M.D.